EXHIBIT 1
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                             JOINT FILING AGREEMENT



         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock of Surety Capital Corporation, is filed jointly, on behalf of each of them.

Dated:  October 19, 2004


                                       /s/ Jeffrey A. Miller
                                       ---------------------
                                       Jeffrey A. Miller



                                       /s/ Eric D. Jacobs
                                       ------------------
                                       Eric D. Jacobs



                                       MILLER & JACOBS CAPITAL, L.L.C.


                                       By: /s/ Eric D. Jacobs
                                          -------------------------------
                                       Name:  Eric D. Jacobs
                                       Title: Managing Member



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